                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Visio Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

VISIO CORPORATION 520 Pike Street, Suite 1800, Seattle, WA 98101    [VISIO LOGO]
                  TEL 206 521-4500, FAX 206 521-4501

[LOGO]       January 13, 1997

             Dear Shareholder:

                  On behalf of Visio Corporation, I cordially invite
             you to attend our Annual Meeting of Shareholders to be held on Wednesday, February 26, 1997, at 10:00 a.m., at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington.

                  This year you are asked to (1) elect seven
             directors to the Company's Board, (2) vote on a proposal to approve the Visio Corporation 1995 Long-Term Incentive Compensation Plan, as amended and restated, and (3) ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for fiscal year 1997. Additional details regarding these issues are provided in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

                  As the Company's Chairman, I urge you to vote "For"
             all three proposals. In particular, I would like to draw your attention to Proposal 2. Stock options are an important component of compensation for every employee at the Company and we would like to continue to offer this benefit to our employees. We believe equity compensation contributes to high levels of performance and recognizes contributions to the Company's success.

                  It is important that your shares be represented,
             whether or not you plan to attend the meeting. Therefore, please complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. This will not limit your right to attend the meeting and vote in person, but will assist us in our preparations for the meeting.

                  On behalf of the Board of Directors, I would like
             to express our appreciation for your support of the Company. We look forward to seeing you at the meeting.

                                          Sincerely,
                                      /s/ Jeremy Jaech

                                          JEREMY JAECH
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                               VISIO CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 26, 1997

To The Shareholders of Visio Corporation:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Visio Corporation, a Washington corporation (the "Company"), will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington, on Wednesday, February 26, 1997, at 10:00 a.m., local time, for the following purposes:

        1. To elect seven directors of the Company to serve for the ensuing year until the Company's 1998 annual meeting of shareholders and until their successors are elected and qualified.

        2. To approve the Company's 1995 Long-Term Incentive Compensation Plan, as amended and restated.

        3. To ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending September 30, 1997.

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on December 27, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Wm. Kenneth McGraw
                                          WM. KENNETH MCGRAW
                                          Corporate Counsel and Secretary
Seattle, Washington
January 13, 1997

                                   IMPORTANT

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               VISIO CORPORATION
                          520 PIKE STREET, SUITE 1800
                           SEATTLE, WASHINGTON 98101

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 26, 1997

     This Proxy Statement, which was first mailed to shareholders on January 13, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of Visio Corporation (the "Company") to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on Wednesday, February 26, 1997, at the Four Seasons Olympic Hotel in Seattle, Washington, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

     The principal executive offices of the Company are at 520 Pike Street, Suite 1800, Seattle, Washington 98101 and its telephone number at that location is (206) 521-4500.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on December 27, 1996, are entitled to notice of and to vote at the annual meeting. On December 27, 1996, there were 13,804,018 shares of Common Stock outstanding, held of record by 140 shareholders. All share numbers in this Proxy Statement reflect a three-for-two split effective October 17, 1995.

VOTING TABULATION

     Voting; Quorum. Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. On all other matters, each share is likewise entitled to one vote on each proposal or item that comes before the annual meeting. The Company's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business.

     Vote Required. Under the Washington Business Corporation Act, the election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the meeting, and the other proposals described in the accompanying Notice of Annual Meeting of Shareholders, including the approval of the 1995 Long-Term Incentive Compensation Plan, as amended and restated, require that the votes in favor exceed the votes against the proposal. Votes cast by proxy or in person at the meeting will be tabulated by ChaseMellon Shareholder Services.

     Effect of an Abstention and Broker Nonvotes. A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees for director or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding Common Stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion, except as to Proposal 2, relating to the amendment to the 1995 Long-Term Incentive Compensation Plan.

SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The cost of solicitation of proxies is to be borne by the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, W.F. Doring & Co., Inc. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for reasonable out-of-pocket and clerical expenses of forwarding solicitation materials to their principals. All the costs of solicitation of proxies will be paid by the Company.

REVOCABILITY OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date.

PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 1998 annual meeting of shareholders must be received by the Company no later than September 15, 1997, to be included in the Company's Proxy Statement and form of proxy related to that meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

     Jeremy A. Jaech, age 42, is a founder of the Company and has been its President, Chief Executive Officer and Chairman of the Board since 1990. Before founding the Company, Mr. Jaech co-founded Aldus Corporation ("Aldus"), a software development company, where he was the technical leader for the original development of PageMaker from April 1984 to July 1985. Mr. Jaech managed Aldus' product development as Vice President of Engineering from July 1985 to March 1989. Mr. Jaech is also a director of Global Village Communications, Inc.

     Theodore C. Johnson, age 40, is a founder of the Company and has been its Executive Vice President since September 1996 and a Director since September 1990. From September 1990 to September 1996, he served as the Company's Vice President, Product Development. Mr. Johnson also served as the Company's Treasurer from September 1990 to August 1995 and as the Company's Secretary from September 1990 to September 1996. From May 1985 to September 1990, Mr. Johnson was employed at Aldus in various development roles.

     Tom A. Alberg, age 56, has been a Director of the Company since June 1995. Since January 1996, Mr. Alberg has been a principal of Madrona Investment Group LLC, a private merchant banking firm. Mr. Alberg was the President, Chief Operating Officer and a Director of LIN Broadcasting Corporation, a cellular telephone company, from April 1991 to October 1995, and the Executive Vice President of AT&T Wireless Services, formerly McCaw Cellular Communications, Inc., from July 1990 to October 1995. Prior to July 1990, Mr. Alberg was Chairman of the Executive Committee and a partner in the law firm of Perkins Coie, Seattle, Washington. Mr. Alberg is also a director of Active Voice Corporation, Mosaix, Inc. and Emeritus Corporation.

     Thomas H. Byers, Ph.D., age 43, has been a Director of the Company since May 1995. Since July 1995, Dr. Byers has been a consulting professor at Stanford University and director of its engineering entrepreneurship program. Dr. Byers is also the faculty director of several executive education programs at Stanford University for technology companies. From January 1994 to June 1995, Dr. Byers was a lecturer in technology entrepreneurship and marketing at both the University of California, Berkeley and Stanford University. Dr. Byers was the co-founder of Slate Corporation, a software development company, its President from February 1990 to May 1993 and a consultant from June 1993 to December 1993.

     John R. Johnston, age 44, has been a Director of the Company since June 1991. Since September 1988, Mr. Johnston has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships. Such partnerships include TVI Management 4, LP and Technology Venture Investors 4, LP. Mr. Johnston is also a director of Insignia Solutions, Inc. Mr. Johnston was initially elected to the Board of Directors pursuant to the provisions of a stock purchase agreement.

     Douglas J. Mackenzie, age 37, has been a Director of the Company since March 1992. Mr. Mackenzie has served with certain venture capital partnerships organized under the Kleiner Perkins Caufield & Byers name since June 1989, most recently as a general partner of Kleiner Perkins Caufield & Byers VIII, LP. Mr. Mackenzie was initially elected to the Board of Directors pursuant to the provisions of a stock purchase agreement.

     Scott H. Oki, age 48, has been a Director of the Company since February 1992. Mr. Oki retired from Microsoft Corporation in 1992, where he was head of its International Operations from March 1982 to September 1986 and Senior Vice President of Sales, Marketing and Services from September 1986 until his retirement. Mr. Oki has been the Chairman and Chief Executive Officer of Oki Developments, Inc. since 1992 and is the Chief Volunteer of The Oki Foundation, a nonprofit organization. Mr. Oki is the immediate past President of the Board of Regents of the University of Washington.

BOARD RECOMMENDATION

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                                THESE NOMINEES.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     The Company's Board of Directors has an Audit Committee and a Compensation Committee. There is no standing nominating committee. Messrs. Alberg, Johnston and Oki serve on the Audit Committee, which meets with financial management and the Company's independent public auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. Messrs. Byers, Johnston and Mackenzie serve on the Compensation Committee, which reviews the compensation of the Chief Executive Officer and other officers of the Company, reviews executive bonus plan allocations, and grants stock options to officers and employees of the Company under the Company's long-term incentive compensation plan.

     The Audit Committee met three times during fiscal year 1996. The Compensation Committee met seven times. The entire Board of Directors met six times. Each director attended 75% or more of the aggregate number of Board meetings and committee meetings.

COMPENSATION OF DIRECTORS

     None of the Directors received any compensation during fiscal year 1996 for serving on the Board or on any committees of the Board, except for reimbursement of reasonable expenses incurred in attending meetings.

     The 1995 Nonemployee Director Stock Option Plan (the "Director Plan") became effective on November 9, 1995 and permits the grant of options to purchase an aggregate of 120,000 shares of Common Stock to nonemployee directors of the Company at an exercise price equal to the fair market value per share on the date of the grant, which is based on the lowest price at which the Common Stock is traded during the 30 consecutive trading days following or preceding the grant date. Each nonemployee director who is initially elected or appointed to the Board of Directors after the effective date of the Director Plan will be, upon such election or appointment, automatically granted an option to purchase 18,000 shares of Common Stock. In addition to this initial grant, each nonemployee director, commencing with the first annual meeting after the effective date of the Director Plan, will automatically receive an option to purchase 4,500 shares of Common Stock immediately following each year's annual meeting of shareholders. The options under the initial grant vest in four equal annual installments, beginning one year after the date of grant. The options under the annual grant vest fully on the next annual meeting of shareholders after the date of grant. To date, no options have been granted under the Director Plan.

                             ADDITIONAL INFORMATION

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

     Except as noted, the following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of November 22, 1996 by
(a) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (b) the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers"); (c) each director of the Company; and (d) all directors and executive officers of the Company as a group.

                                                                                         PERCENT OF
                                                               AMOUNT AND NATURE OF     COMMON STOCK
                                                              BENEFICIAL OWNERSHIP(1)   OUTSTANDING
                                                              -----------------------   ------------
PRINCIPAL SHAREHOLDERS
Pilgrim Baxter & Associates(2)..............................         1,491,100              10.8%
Technology Venture Investors(3).............................         1,310,718               9.5%
DIRECTORS
Tom A. Alberg(4)............................................            15,062               *
Thomas H. Byers(5)..........................................            15,743               *
Jeremy A. Jaech(6)(7).......................................         1,195,250               8.7%
Theodore C. Johnson(7)(8)...................................         1,217,000               8.8%
John R. Johnston(3)(9)......................................         1,363,466               9.9%
Douglas J. Mackenzie(10)....................................            73,694               *
Scott H. Oki(11)............................................           125,567               *
OFFICERS
Timothy J. Buckley(12)......................................           156,918               1.1%
Marty Chilberg(13)..........................................           151,940               1.1%
Gary E. Gigot(14)...........................................           431,686               3.1%
All Directors and Executive Officers as a group (10
  persons)..................................................         4,746,326              34.1%

---------------
   * Less than 1.0%

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to the table. As to any shares issuable upon exercise of outstanding options identified in the footnotes to the table, those shares exercisable on November 22, 1996 or within 60 days thereafter are included.

 (2) The business address for Pilgrim Baxter & Associates is: 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.

 (3) The business address for Technology Venture Investors and Mr. Johnston is:
     Technology Venture Investors, 2580 Sand Hill Road, Suite 101, Menlo Park, California 94026.

 (4) Includes 14,062 shares issuable pursuant to stock options.

 (5) Includes 14,062 shares issuable pursuant to stock options.

 (6) Includes an aggregate of 60,000 shares over which Mr. Jaech has voting control with respect to the Ryan Philip Johnson Trust of 1995 (30,000 shares) and the Matthew Tyler Johnson Trust of 1995 (30,000 shares), trusts created for the benefit of Mr. Johnson's children. Mr. Johnson has not retained any control over the trusts. Mr. Johnson's father, Vernon D. Johnson, as trustee, has investment power with respect to such shares. Does not include an aggregate of 355,000 shares held by three trusts established for the benefit of Mr. Jaech's children and other relatives. Mr. Jaech is neither a trustee nor a beneficiary of these trusts and disclaims any beneficial ownership of the Common Stock held directly.

 (7) The business address for Messrs. Jaech and Johnson is: Visio Corporation, 520 Pike Street, Suite 1800, Seattle, Washington 98101.

 (8) Includes an aggregate of 355,000 shares over which Mr. Johnson has voting control with respect to the Christopher Leo Jaech Trust of 1993 (145,000 shares), the Elisabeth Anna Jaech Trust of 1991 (145,000 shares) and the Jeremy and Linda Jaech Educational Trust (65,000 shares), trusts created for the benefit of Mr. Jaech's children and other relatives. Mr. Jaech has not retained any control over the trusts. Seattle-First National Bank, NA, as trustee, has investment power with respect to such shares. Also includes 30,000 shares held by Mr. Johnson's spouse. Does not include an aggregate of 60,000 shares held by two trusts established for the benefit of Mr. Johnson's children. Mr. Johnson is neither a trustee nor a beneficiary of these trusts and disclaims any beneficial ownership of the Common Stock held directly.

 (9) Represents 1,310,718 shares held by Technology Venture Investors 4, LP, of which TVI Management 4, LP is the general partner, TVI Partners-4, LP, TVI Affiliates-4 1988, LP and TVI Affiliates-4, LP. Mr. Johnston is general partner of TVI Management 4, LP. Also includes 5,625 shares issuable pursuant to stock options.

(10) Although Mr. Mackenzie is not a general partner of Kleiner Perkins Caufield & Byers VI, LP, he shares voting or dispositive power over the 34,881 shares owned by Kleiner Perkins Caufield & Byers VI, LP. However, Mr. Mackenzie disclaims beneficial ownership of such shares. KPCB VI Associates is the general partner of both Kleiner Perkins Caufield & Byers VI, LP and KPCB VI Founders' Fund, LP. The general partners of KPCB Associates are Messrs. Brook Byers, James Lally, John Doerr, Bernard Lacroute, Joseph Lacob, Vinod Khosla and Floyd Kvamme, which general partners have voting and dispositive power over the shares owned by Kleiner Perkins Caufield & Byers VI, LP. Includes 5,625 shares issuable pursuant to stock options.

(11) Includes 35,625 shares issuable pursuant to stock options.

(12) Includes 60,938 shares subject to repurchase by the Company, which number declines over time.

(13) Includes 11,250 shares issuable pursuant to stock options and 14,063 shares subject to repurchase by the Company, which number declines over time.

(14) Includes 42,187 shares issuable pursuant to warrants exercisable on November 22, 1996 or within 60 days thereafter and 84,375 shares subject to repurchase by the Company, which number declines over time.

MANAGEMENT

     Executive officers are elected by the Board of Directors and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not also Directors of the Company.

     Marty Chilberg, age 42, joined the Company in June 1992 as Chief Financial Officer, Vice President, Finance and Operations, and Assistant Secretary. Mr. Chilberg was elected as the Company's Treasurer in August 1995. From May 1988 to June 1992, Mr. Chilberg was Corporate Controller of Symantec Corporation, a software development company. Mr. Chilberg has announced his resignation from the Company effective during the second quarter of fiscal year 1997.

     Timothy J. Buckley, age 45, joined the Company in November 1993 as Vice President, Sales and in September 1996 became Vice President, Worldwide Sales. From February 1992 to November 1993, Mr. Buckley was Vice President, Sales at Approach Software, a software development company that was acquired by Lotus Development Corporation. From January 1987 to January 1992, Mr. Buckley was Director of Sales of Aldus.

     Gary E. Gigot, age 47, joined the Company in February 1994 as Vice President, Marketing and in September 1996 became Vice President, Worldwide Products. Mr. Gigot was employed at Microsoft from July 1990 to February 1994, where he was in Advanced Consumer Technology from July 1993 to February 1994, served as Vice President, Marketing from January 1991 to July 1993 and served as Director, US Marketing from July 1990 to January 1991.

EXECUTIVE COMPENSATION

     The following table discloses compensation received by the Named Executive Officers for the fiscal years ended September 27, 1996 and September 29, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                 ANNUAL               ------------
                                              COMPENSATION             SECURITIES
                                        -------------------------      UNDERLYING          ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY($)     BONUS($)(1)      OPTIONS(#)      COMPENSATION($)(2)
-----------------------------  ----     ---------     -----------     ------------     ------------------
Jeremy A. Jaech..............  1996     $ 126,667       $97,500               0             $  4,682
  President and Chief          1995       115,417             0               0                5,364
     Executive Officer
Theodore C. Johnson..........  1996       126,667        58,500               0                5,079
  Executive Vice President     1995       115,417             0               0                4,340
Timothy J. Buckley...........  1996       126,667        48,750          15,000                5,217
  Vice President, Worldwide    1995       120,000        39,500               0               12,162
     Sales
Marty Chilberg...............  1996       126,667        58,500          30,000                5,113
  Chief Financial Officer and  1995       120,000        34,000          30,000                5,038
     Vice President, Finance
     and Operations
Gary E. Gigot................  1996       126,667        48,750               0                5,308
  Vice President, Worldwide    1995       120,000        37,500               0               12,048
     Products

---------------
(1) Amounts in 1996 were awarded under the Company's Management Incentive Bonus Plan. Amounts in 1995 represent bonuses awarded to Messrs. Buckley and Gigot for meeting marketing and sales milestones. With respect to Mr. Chilberg, the amount represents a performance bonus and a bonus for meeting marketing and sales milestones.

(2) Amounts in 1996 represent matching contributions under the Company's 401(k) savings plan in the amount of $3,831, $4,515, $4,564, $4,687 and $4,581 for
    Messrs. Jaech, Johnson, Buckley, Chilberg and Gigot, respectively, and life insurance premiums paid by the Company for the benefit of Messrs. Jaech, Johnson, Buckley, Chilberg and Gigot in the amount of $851, $564, $653, $426 and $727, respectively. Amounts in 1995 represent matching contributions under the Company's 401(k) savings plan in the amount of $3,386, $3,355, $4,677, $4,725 and $4,215 for Messrs. Jaech, Johnson, Buckley, Chilberg and Gigot, respectively, life insurance premiums paid by the Company for the benefit of Messrs. Jaech, Johnson, Buckley, Chilberg and Gigot in the amount of $1,978, $985, $313, $313 and $534, respectively, and $7,172 paid to Mr.
    Buckley as reimbursement for moving and relocation expenses. With respect to Mr. Gigot, this amount also includes $7,299 of imputed interest with respect to an interest-free loan to Mr. Gigot from the Company, which loan has been repaid in full.

STOCK OPTIONS

     The following table sets forth certain information on option grants in fiscal year 1996 to the Named Executive Officers. In addition, in accordance with the Securities and Exchange Commission ("SEC") rules, the hypothetical gains or "option spreads" that would exist for the respective options are shown. The gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, a Named Executive Officer may realize will depend on the spread between the market price and the exercise price on the date the option is exercised. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                               VALUE
                                              INDIVIDUAL GRANTS                       AT ASSUMED ANNUAL RATES
                           --------------------------------------------------------             OF
                             NUMBER OF      % OF TOTAL                                      STOCK PRICE
                            SECURITIES       OPTIONS                                       APPRECIATION
                            UNDERLYING      GRANTED TO      EXERCISE                      FOR OPTION TERM
                           OPTIONS/SARS    EMPLOYEES IN      PRICE       EXPIRATION   -----------------------
          NAME             GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)(2)      DATE       5%($)         10%($)
-------------------------  -------------   ------------   ------------   ----------   --------     ----------
Jeremy A. Jaech..........           0             0                0
Theodore C. Johnson......           0             0                0
Timothy J. Buckley.......      15,000          3.14         $ 27.875       2/28/06    $262,957     $  666,384
Marty Chilberg...........      30,000          6.28         $ 27.875       2/28/06    $525,913     $1,332,767
Gary E. Gigot............           0             0                0

---------------

(1) The options were granted on February 28, 1996. One-quarter of the options vest on the first anniversary of the grant date and the remainder vest in equal three-month increments thereafter over the succeeding three years. The options expire 10 years from the date of grant, subject to certain exceptions.

(2) The exercise price is equal to the average of the high and low trading prices as reported on the Nasdaq National Market on the date of grant. The exercise price may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table provides information on option exercises in fiscal year 1996, including the aggregate value of gains on the date of exercise, by the Named Executive Officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of fiscal-year end. Also reported are the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF UNEXERCISED
                                                        # OF SECURITIES UNDERLYING           IN-THE-MONEY
                                                        UNEXERCISED OPTION/SARS AT          OPTIONS/SARS AT
                            SHARES          VALUE           FISCAL YEAR END(#)           FISCAL YEAR END($)(1)
                          ACQUIRED ON     REALIZED      ---------------------------   ---------------------------
          NAME            EXERCISE(#)        ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------  -----------   -------------   -----------   -------------   -----------   -------------
Jeremy A. Jaech.........            0   $        0.00           0              0      $         0    $         0
Theodore C. Johnson.....            0   $        0.00           0              0      $         0    $         0
Timothy J. Buckley......            0   $        0.00           0         15,000      $         0    $   230,625
Marty Chilberg..........            0   $        0.00       9,375         50,625      $   367,969    $ 1,270,781
Gary E. Gigot...........      112,500   $3,398,062.50      28,125         84,375      $ 1,028,813    $ 3,086,438

---------------
(1) For the fiscal year ended September 27, 1996. The closing sales price on that date for the Company's Common Stock was $43.25 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Compensation Philosophy

     The Compensation Committee of the Board of Directors (the "Committee") consists of three non-employee directors. The Committee acts on behalf of the Board to establish the general compensation policies and programs for the Company's executive officers, including the determination of salaries, the establishment of bonus programs and the granting of stock options. When creating policies and programs, the Committee's goals are to (i) ensure that each executive officer has clear goals and accountability with regard to corporate performance; (ii) establish pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth and the markets in which the Company operates; (iii) independently assess operating results on a regular basis in light of expected Company performance; and (iv) align pay incentives with the long-term interests of the Company's shareholders.

     The Committee believes that the compensation of the Chief Executive Officer and the Company's other executive officers should be based to a substantial extent on the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive officer is contingent upon corporate performance and is adjusted, where appropriate, based on actual performance measured against performance objectives. Each executive officer's performance for the past fiscal year and objectives for the current year are reviewed, together with the executive officer's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the current year. When establishing salaries, bonus levels and stock option awards for executive officers, the Committee considers (i) the Company's financial performance during the past year and recent quarters; (ii) the individual's performance during the past year and recent quarters; and (iii) the salaries of executive officers in similar positions of companies of comparable size and other companies within the computer software industry. With respect to executive officers other than the Chief Executive Officer, the Committee takes into consideration the recommendations of the Chief Executive Officer. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time.

     The Company's Human Resources department obtains executive compensation data from salary surveys that reflect a peer group of other high technology companies, including high technology companies of different sizes, and provides this data to the Committee for its consideration in connection with the determination of levels of compensation and stock option awards. To the extent it deems appropriate, the Committee also considers general economic conditions within the area and within the industry. The companies in the sample from which this data was derived include some but not all of the companies in the industry comparison group in the performance graph found in "Company Stock Price Performance," since this group includes additional companies that the Company competes with for people and talent, in addition to industry-product competitors.

  Components of Compensation

     The key elements of the Company's executive compensation program are base salary, short-term (annual) incentive compensation and long-term incentive compensation. These elements are addressed separately.

     The Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Committee considers all elements of an executive officer's total compensation package, including insurance and other benefits.

     Base Salaries. Base salaries are targeted at levels slightly below the median for the peer group of companies and are adjusted by the Committee to recognize various levels of responsibility, individual performance and internal equity issues, as well as external pay practices. The Committee reviews each executive's base salary annually.

     Overall, executive salaries were increased in fiscal 1996 at rates comparable to the increases provided in the peer group of high technology companies, and the salaries are near median levels for that peer group.

     Short-Term Incentives. The Management Incentive Bonus Plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate and individual performance goals.

     Each year, the Committee establishes specific corporate and individual performance goals relating to each executive's bonus opportunity. For fiscal 1996, performance was based on the Company's revenue and pre-bonus operating income and on a subjective evaluation of individual performance.

     Fiscal 1996 target bonus awards for each of the executives were set slightly above market levels, but required above-average performance from each of the executives to be achievable. For the Company's executive officers, the target was 25% of base salary. The actual percentage to be paid was subject to adjustment above or below the target, based on both Company and individual performance. The Company's performance in fiscal 1996 exceeded the performance levels as specified in the Management Incentive Bonus Plan, and bonuses were paid to the Named Executive Officers as shown in the Summary Compensation Table. The payouts ranged from 38% to 45% of the base salaries for each of such executive officers, other than the Chief Executive Officer.

     Long-Term Incentives. In keeping with the Company's philosophy of providing a total compensation package that includes at-risk components of pay, long-term incentives consisting of stock option grants comprise a component of an executive's total compensation package. These incentives are designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees.

     When granting stock options, the Committee considers executives' levels of responsibility, prior experience, individual performance criteria, previous stock option grants and compensation practices at the peer group of companies used to evaluate total compensation. The size of stock option grants is based primarily on current industry practice and on individual factors. As a result, the number of shares underlying stock option awards varies.

     Because all of the above grants were made at option prices equal to the fair market value of the Common Stock on the dates of grant, the stock options have value only if the stock price appreciates from the value on the date the options were granted. The use of stock options is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in the Company.

  Other Executive Compensation

     Subject to certain restrictions, the Company provides programs to executive officers that are also available to other Company employees, including a 401(k) plan with certain Company matching, an employee stock purchase program permitting employees to purchase Company stock at a discount, certain health club and transportation subsidies, medical, dental and vision benefits, and a
Section 125 plan.

  Compensation of the Chief Executive Officer

     In fiscal 1996 and consistent with the general procedures described above, Mr. Jaech's annualized base salary was increased to $130,000 to reflect the Company's outstanding performance, resulting in a base pay closer to median base salary earnings for chief executive officers of peer group companies.

     For the Company's Chief Executive Officer, the target bonus award was 30% of base salary. The actual percentage to be paid was subject to adjustment above or below the target, based on both Company and individual performance. Consistent with the Company's philosophy of providing incentives for and rewarding exceptional performance, Mr. Jaech also received a bonus payment under the Management Incentive Bonus Plan equal to 75% of his base salary because the Company's performance in fiscal 1996 exceeded the target performance levels specified in the plan and Mr. Jaech's performance exceeded expectations.

     The Committee recognizes that Mr. Jaech is one of the Company's founders and also one of its largest shareholders. Because of his large share ownership, to date Mr. Jaech has declined any stock option grants, although he may receive stock option grants in the future.

  Policy With Respect to the $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the federal corporate income tax deduction for compensation paid to executive officers named in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Committee intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

  Conclusion

     The Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit.

                                          The Compensation Committee of the
                                          Board of Directors

                                          Thomas H. Byers, Ph.D.
                                          John R. Johnston
                                          Douglas J. Mackenzie

COMPANY STOCK PRICE PERFORMANCE

     In accordance with SEC rules, the following performance graph compares the cumulative total shareholder return on the Company's Common Stock between November 10, 1995 (the date the Company's Common Stock commenced public trading) and September 27, 1996 (the end of the Company's 1996 fiscal year) with the cumulative total return of a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company over the same period. The Company has selected the Nasdaq Stock Market
(US) Index for the broad equity index and the H&Q Computer Software Index as an industry standard. The stock price information shown on the graph below is not necessarily indicative of future price performance.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG VISIO CORPORATION, NASDAQ STOCK
               MARKET (US) INDEX, AND H&Q COMPUTER SOFTWARE INDEX

                        [Performance Graph Appears Here]

                                                             NOVEMBER 10, 1995     SEPTEMBER 27, 1996
                                                             -----------------     ------------------
Visio Corporation..........................................        $ 100                  $284
Nasdaq Stock Market (US) Index.............................          100                   116
H&Q Computer Software Index................................          100                   116

Notes:

(1) The performance graph assumes that $100 was invested in the Company's Common Stock and in each Index on November 10, 1995.

(2) The total return for each of the Company's Common Stock, the Nasdaq Stock Market (US) Index and the H&Q Computer Software Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. Historical returns are not necessarily indicative of future performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was or is an officer or employee of the Company or of any of its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders during the 1996 fiscal year were timely made, except that, due to a clerical error, the Form 3s for certain Kleiner Perkins Caufield & Byers entities and their respective general partners, as 10% shareholders, were filed late.

                                   PROPOSAL 2

            APPROVAL OF 1995 LONG-TERM INCENTIVE COMPENSATION PLAN,
                            AS AMENDED AND RESTATED

     In 1995, the shareholders approved the 1995 Long-Term Incentive Compensation Plan (the "1995 Plan"). The Company is presently authorized to issue 450,000 shares of Common Stock upon the exercise of options granted under the 1995 Plan. The shareholders will be requested at the annual meeting to approve the 1995 Plan, as amended and restated, which will increase by 820,000 the number of shares that may be issued under the 1995 Plan and will set certain limits relating to stock grants and to Section 162(m) of the Code. The purpose of the 1995 Plan is to promote the Company's success by aligning employee financial interests with long-term shareholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the 1995 Plan over the term of such plan unless the additional shares are authorized. A copy of the proposed 1995 Plan, as amended and restated, is attached to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE AMENDED AND RESTATED 1995 PLAN

     The following is a summary of the principal provisions of the proposed 1995 Plan, as amended and restated, and is subject to and qualified by reference to such plan.

     Purpose. The purpose of the 1995 Plan is to enhance the long-term profitability and shareholder value of the Company by offering stock-based incentives and rewards (the "Awards") to those employees, officers, consultants and agents of the Company and its subsidiaries who are key to the growth and success of the Company, to encourage them to continue to provide services to the Company and its subsidiaries and to encourage them to acquire and maintain stock ownership in the Company.

     Administration. The 1995 Plan is administered by a committee or committees of the Board of Directors (the "Plan Administrator") that have been authorized by the Board of Directors to do so. All members of the Plan Administrator serve for such terms as the Board of Directors determines and are appointed and may be removed by the Board of Directors. In addition to the power with respect to the grant of Awards described elsewhere hereunder, the Plan Administrator is authorized to administer and interpret the 1995 Plan, subject to its express provisions, and to make all determinations necessary or advisable for the administration of the 1995 Plan.

     Shares Subject to the 1995 Plan. The number of shares of Common Stock subject to the 1995 Plan as of December 31, 1996 (assuming the increase of 820,000 shares and including the number of shares which became available for issuance under the 1990 Stock Option Plan (the "1990 Plan")) was 1,526,306, except that any shares of Common Stock that, subsequent to December 31, 1996, become available for issuance under the 1990 Plan in accordance with its terms as in effect on such date and that are not issued under the 1990 Plan shall be added to the aggregate number of shares available for issuance under the 1995 Plan. Any unpurchased shares of Common Stock subject to Awards granted under the 1995 Plan that expire or terminate without shares of Common Stock having been issued in connection therewith may be used for subsequent grants under the 1995 Plan. As of December 31, 1996, 499,905 shares of Common Stock were issuable pursuant to stock options outstanding under the 1995 Plan and 206,401 shares of Common Stock were available for grant. To date, no stock appreciation rights, stock awards or performance awards have been granted under the 1995 Plan.

     Limitations. Subject to adjustment from time to time, not more than an aggregate of 420,000 shares of Common Stock shall be available for issuance pursuant to grants of stock awards, performance awards or other stock-based awards under the 1995 Plan. Subject to adjustment from time to time, not more than 150,000 shares of Common Stock may be made subject to Awards under the 1995 Plan to any individual participant in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 400,000 shares to newly hired participants, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. No performance awards having an aggregate maximum dollar value in excess of $300,000 shall be granted to any individual participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m).

     Persons Who May Participate. Awards may be granted under the 1995 Plan to those officers, directors and key employees of the Company and its subsidiaries as the Plan Administrator from time to time selects; provided, however, that directors who are not also employees may not be awarded incentive stock options. Awards may also be made to consultants and agents who provide services to the Company and its subsidiaries.

     Types of Awards. Awards granted under the 1995 Plan may include, but are not limited to, incentive stock options ("ISOs") intended to meet all of the requirements of an "Incentive Stock Option" as defined in Section 422 of the Code, nonqualified stock options ("NSOs"), stock appreciation rights ("SARs"), stock awards (including restricted stock), performance awards, and other stock-based awards. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company or in substitution for, or by the assumption of, awards issued under plans of an acquired entity. Each Award granted under the 1995 Plan must be evidenced by an agreement (an "Agreement") duly executed on behalf of the Company. Each Agreement will comply with and be subject to the terms and conditions of the 1995 Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Plan Administrator.

  Terms and Conditions of Awards.

     Stock Option Grants. The option price for each option granted under the 1995 Plan will be determined by the Plan Administrator, but will not be less than 100% of the Common Stock's fair market value on the date of grant with respect to ISOs and not less than 85% of fair market value with respect to NSOs. For purposes of the 1995 Plan, "fair market value" means the average of the high and low per share trading prices for the Common Stock as reported by the Nasdaq National Market for a single trading day. As of December 31, 1996, the closing sales price for the Company's Common Stock as reported by the Nasdaq National Market was $49.50 per share. The exercise price for shares purchased under options must be paid in cash, except that the Plan Administrator may authorize payment in cash and/or already owned Common Stock, a promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the Plan Administrator may specify. The optionee must pay to the Company applicable withholding taxes upon exercise of the option as a condition to receiving the stock certificates. The option term will be fixed by the Plan Administrator. Each option will be exercisable pursuant to a vesting schedule determined by the Plan Administrator. The Plan Administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, options generally will be exercisable for three years after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations. An option will not be exercisable if the optionee's services are terminated for cause, as defined in the 1995 Plan.

     SARs. A SAR gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Common Stock subject to the right at the time of exercise and the exercise price of the right. For SARs granted in tandem with options, the exercise price will be the same as the option exercise price. For other SARs, the exercise price will be as determined by the Plan Administrator, but will not be less than 85% of the fair market value of the Common Stock on the date the SAR was granted. The appreciation distribution will be paid in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator may determine. Unless otherwise provided by the Plan Administrator, the provisions of the 1995 Plan regarding exercisability of options after the termination of services shall apply equally, to the extent applicable, to SARs.

     Stock Awards. The Plan Administrator is authorized to make awards of Common Stock on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

     Performance Awards. Performance awards may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to determine the nature, length and starting date of the performance period for each performance award and the performance objectives to be used in valuing performance awards and determining the extent to which such performance awards have been earned. Performance objectives and other terms may vary from person to person and between groups of persons. Performance objectives will be based on profits, profit growth, profit-related return ratios, cash flow or total shareholder return, whether applicable to the Company or any relevant subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator may deem appropriate. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The Plan Administrator will determine for each performance award the range of dollar values or number of shares of Common Stock, or a combination thereof, to be received at the end of the performance period if and to the extent the relevant measures of performance for the performance awards are met. The earned portion of a performance award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. The Plan Administrator may adjust the performance goals and measurements applicable to performance awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment may be made that would result in an increase in the compensation of any person whose compensation is subject to such limitation for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to performance awards and thereby reduce the amount to be received by any holder pursuant to such awards if and to the extent the Plan Administrator deems it appropriate. The Plan Administrator will determine the circumstances under which a performance award will be payable if a person ceases to provide services to the Company. If not so established, a pro rata payment will be made at the end of the performance period if the termination of services is a result of retirement, early retirement at the Company's request, disability or death. A termination of services for any other reason will result in forfeiture of the performance award unless otherwise determined by the Plan Administrator.

     Other Stock-Based Awards. The Plan Administrator may grant other stock-based awards under the 1995 Plan pursuant to which shares of Common Stock are or may in the future be acquired, or Awards denominated in stock units, including Awards valued using measures other than market value. Such other stock-based awards may be granted alone or in addition to or in tandem with any Award of any type granted under the 1995 Plan and must be consistent with the 1995 Plan's purpose.

     Loans, Loan Guarantees and Installment Payments. To assist a person (including a person who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the 1995 Plan, the Plan Administrator may authorize (a) the extension of a loan to the person by the Company, (b) the payment by the person of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the person from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion, and may be granted with or without security.

     Transferability. No option, SAR, performance award, or other stock-based award will be assignable or otherwise transferable other than by will or the laws of descent and distribution and, during the person's lifetime, may be exercised only by the person, except, in the Plan Administrator's sole discretion, to the extent permitted by Section 422 of the Code.

     Amendment and Termination of the 1995 Plan. The 1995 Plan may be terminated, modified or amended by the shareholders of the Company. The Company's Board of Directors may also terminate the 1995 Plan, or modify or amend it, subject to shareholder approval in certain instances, as set forth in the 1995 Plan. No ISOs may be granted under the 1995 Plan 10 years after the date the 1995 Plan is adopted by the Board of Directors.

  Capital Adjustments.

     Adjustment of Shares. In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, spin-offs, combinations or exchanges of shares, recapitalizations, mergers, consolidations, distributions to shareholders other than a normal cash dividend, or other changes in the Company's corporate or capital structure, the Plan Administrator, in its sole discretion, shall make any equitable adjustments as it deems appropriate in (a) the maximum number and class of securities subject to the 1995 Plan, and (b) the number and class of securities subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

     Corporate Transaction. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each option, SAR or stock award that is at the time outstanding will automatically accelerate so that each such Award shall, immediately prior to such corporate transaction, become 100% vested, except that such Award will not so accelerate if and to the extent: (a) such Award is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable Award for the purchase of shares of the capital stock of the successor corporation or its parent corporation, (b) such Award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award, or (c) the acceleration of such Award is subject to other limitations imposed by the instrument evidencing the Award. Any such Awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event the participant's employment or services should subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the Company for cause or by the participant voluntarily without good reason.

     Further Adjustment of Awards. The Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to Awards. Such authorized action may include (but is not limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all participants, to certain categories of participants or only to individual participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

     Federal Income Tax Consequences. The federal income tax consequences to the Company and to any person granted an Award under the 1995 Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows.

     NSOs. No income will be recognized by a participant upon the grant of an NSO. On the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date. If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     ISOs. The same rules apply to an ISO that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the
Code). Upon the exercise of an ISO during employment or within three months after the optionee's termination of employment (or within 12 months thereafter in the case of permanent and total disability, as defined in the Code), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were an NSO) and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price), and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

     SARs. A participant will not be deemed to receive any income at the time a SAR is granted. When any part of a SAR is exercised, the participant will be deemed to have received ordinary income at the time of exercise in an amount equal to the then fair market value of the shares and any cash received for the surrender of the SAR.

     Stock Awards. Upon the receipt of shares under stock awards subject to vesting and similar restrictions, a participant will generally recognize taxable ordinary income when the shares cease to be subject to such restrictions under the 1995 Plan in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for such shares. However, within 30 days after the date the shares are received, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income at the time of transfer in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. In that case no additional income will be recognized by a participant upon the lapse of restrictions on the shares, but, if the shares are subsequently forfeited, a participant may not deduct the income recognized at the time of receipt of the shares, and the participant will have a capital loss equal to the amount, if any, paid for such shares. Upon the receipt of shares under stock awards that are not subject to restrictions, other than restrictions on transfer, a participant will generally recognize taxable ordinary income at the time of such receipt. The participant's holding period for the shares will begin at the time taxable income is recognized under these rules, and the tax basis in the shares will be the amount of ordinary income so recognized plus the amount, if any, paid for the shares. Any dividends received on the restricted shares prior to the date the participant recognizes income as described above will be taxable ordinary income when received.

     Performance Share Awards. Upon payment to a participant in settlement pursuant to a performance share award, the participant will be deemed to have received ordinary income in an amount equal to the cash and/or the fair market value of Common Stock received. Special rules apply to a director or officer subject to liability under Section 16(b) of the Exchange Act. In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to the following limitations. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options and SARs can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and shareholder and Board approval is obtained. Restricted stock does not satisfy the definition of performance-based compensation unless the lapse of the restriction period is based on the attainment of specified performance goals approved by a company's shareholders. Restricted stock grants under the 1995 Plan will not satisfy the performance-based criteria. The option, SAR and performance award portions of the 1995 Plan have been drafted to allow compliance with those performance-based criteria.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the independent public auditors for the Company for fiscal year 1997, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has audited the Company's financial statements since fiscal year 1993.

     Shareholder ratification of the appointment of Ernst & Young LLP as the Company's independent public auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP for shareholder ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Wm. Kenneth McGraw
                                          WM. KENNETH MCGRAW
                                          Corporate Counsel and Secretary

Seattle, Washington
January 13, 1997

   A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1996, CONTAINING
       INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE
            COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                         INVESTOR RELATIONS DEPARTMENT
                               VISIO CORPORATION
                                520 PIKE STREET
                                   SUITE 1800
                           SEATTLE, WASHINGTON 98101

                                                                       EXHIBIT A

                               VISIO CORPORATION

                   1995 LONG-TERM INCENTIVE COMPENSATION PLAN
                  AS AMENDED AND RESTATED ON           , 1997

                               SECTION 1. PURPOSE

     The purpose of the Visio Corporation 1995 Long-Term Incentive Compensation Plan (the "Plan") is to enhance the long-term profitability and shareholder value of Visio Corporation, a Washington corporation (the "Company"), by offering incentives and rewards to those employees, consultants and agents of the Company and its Subsidiaries (as defined in Section 2.26) who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below. All references to "sections" shall be to the sections of the Plan.

     2.1 "AWARD" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing.

     2.2 "BOARD" means the Board of Directors of the Company.

     2.3 "CAUSE" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

     2.6 "CORPORATE TRANSACTION" means any of the following events:

          (a) Approval by the holders of the Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

          (b) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary (as the term "subsidiary" is defined in Section 8.3) of the Company; or

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     2.7 "DISABILITY" means a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of disability to the Plan Administrator.

     2.8 "EARLY RETIREMENT" means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

     2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.10 "FAIR MARKET VALUE" means the average of the high and low per share trading prices for the Common Stock as reported by the Nasdaq National Market for a single trading day.

     2.11 "GOOD REASON" means the occurrence of any of the following events or conditions:

          (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

          (b) a reduction in the Holder's annual base salary;

          (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on Successor Corporation business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

          (e) any material breach by the Successor Corporation of any provision of the Plan; or

          (f) any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan.

     2.12 "GRANT DATE" means (i) the date on which the Plan Administrator adopted the resolution granting an Award; (ii) a date following the date on which the Plan Administrator adopted the resolution, which is designated as the date an Award is granted; or (iii) if a Pricing Period is used, the last day of the Pricing Period."

     2.13 "HOLDER" means the Participant to whom an Award is granted, or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 14.

     2.14 "INCENTIVE STOCK OPTION" means an option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.15 "NONQUALIFIED STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 of the Plan other than an Incentive Stock Option.

     2.16 "OPTION" means the right to purchase Common Stock granted under
Section 7 of the Plan.

     2.17 "OTHER STOCK-BASED AWARD" means an Award granted under Section 12 of the Plan.

     2.18 "PARTICIPANT" means an individual who is a Holder of an Award or, as the context may require, any employee, consultant or agent of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

     2.19 "PERFORMANCE AWARD" means an Award granted under Section 11 of the Plan the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

     2.20 "PLAN ADMINISTRATOR" means any committee of the Board designated to administer the Plan under Section 3.1 of the Plan.

     2.21 "PRICING PERIOD" means the period beginning 15 consecutive trading days preceding and ending 15 consecutive trading days following the date designated in a resolution of the Plan Administrator as the date an Award is granted or, if the Plan Administrator does not designate such a date in the resolution, the date on which the Plan Administrator adopted the resolution."

     2.22 "RESTRICTED STOCK" means shares of Common Stock granted under Section 10 of the Plan the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

     2.23 "RETIREMENT" means retirement as of the individual's normal retirement date under the Company's Profit Sharing and Savings Plan or other similar successor plan applicable to salaried employees.

     2.24 "STOCK APPRECIATION RIGHT" means an Award granted under Section 9 of the Plan.

     2.25 "STOCK AWARD" means an Award granted under Section 10 of the Plan.

     2.26 "SUBSIDIARY," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

     2.27 "SUCCESSOR CORPORATION" has the meaning set forth in Section 15.2 of the Plan.

                           SECTION 3. ADMINISTRATION

3.1 PLAN ADMINISTRATOR

     The Plan shall be administered by a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board. If and so long as the Company's Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding
(a) "outside directors," as contemplated by Section 162(m) of the Code, and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2 ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 AUTHORIZED NUMBER OF SHARES

     Subject to adjustment from time to time as provided in Section 15.1 of the Plan, a maximum of 1,270,000(1) shares of Common Stock shall be available for issuance under the Plan, except that any shares of Common Stock that, as of the date the Company becomes subject to the reporting requirements of the Exchange Act, are available for issuance under the Company's 1990 Stock Option Plan adopted by the Company's shareholders on November 26, 1990 (or that thereafter become available for issuance under that plan in accordance with its terms as in effect on such date) and that are not issued under that plan shall be added to the aggregate number of shares available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 LIMITATIONS

     (a) Subject to adjustment from time to time as provided in Section 15.1, not more than an aggregate of 420,000 shares shall be available for issuance pursuant to grants of Stock Awards, Performance Awards or Other Stock-Based Awards under the Plan.

     (b) Subject to adjustment from time to time as provided in Section 15.1, not more than 150,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 400,000 shares to newly hired Participants, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3 REUSE OF SHARES

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Shares that are subject to tandem Awards shall be counted only once.

                             SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects; provided that directors who are not also employees may not be awarded Incentive Stock Options. Awards may also be made to consultants and agents who provide services to the Company and its Subsidiaries.

                               SECTION 6. AWARDS

6.1 FORM AND GRANT OF AWARDS

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards and Other Stock-Based Awards. Awards may be granted singly, in combination or in tandem so that the

---------------

 (1) After giving effect to a three-for-two stock split effective October 17, 1995.

settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2 ACQUIRED COMPANY AWARDS

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1 GRANT OF OPTIONS

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 OPTION EXERCISE PRICE

     Subject to Section 6.2, the exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options. With respect to Nonqualified Stock Options, the exercise price may be based on the lowest price at which shares of Common Stock are traded (as reported by the Nasdaq National Market) during the Pricing Period. However, the exercise price for Nonqualified Stock Options shall not in any event be less than 85% of the Fair Market Value of the Common Stock on the date on which the Plan Administrator adopted the resolution granting the Option.

7.3 TERM OF OPTIONS

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4 EXERCISE OF OPTIONS

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5 of the Plan. In no case may an Option be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5 PAYMENT OF EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

     The Plan Administrator can determine either at the time the Option is granted or at any time before exercise that additional forms of payment will be permitted. To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), and unless the Plan Administrator determines otherwise, an Option may also be exercised, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by:

          (a) tendering (either actually or by attestation) shares of Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or (b) delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. To the extent permitted by the Plan Administrator, the exercise price for shares purchased under an option may also be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this
     Section 7.5, by (y) a promissory note authorized pursuant to Section 13 of the Plan; or (z) such other consideration as the Plan Administrator may permit.

7.6 POST-TERMINATION EXERCISES

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If the Holder's relationship with the Company or its Subsidiaries ceases for any reason, then the portion of the Holder's option which is not exercisable at the time of such cessation shall terminate immediately upon such cessation, unless the Plan Administrator determines otherwise. In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only: (a) within three years if the termination of the Holder's employment or services are coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Holder ceases to be an employee, consultant or agent of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within three years after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise.

     If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all of the Holder's rights under any Option likewise shall be suspended during the period of investigation. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that with respect to

Incentive Stock Options such leave of absence shall be subject to any requirements of Section 422 of the Code.

                 SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

     8.1 DOLLAR LIMITATION

          To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

     8.2 10% SHAREHOLDERS

          If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years.

     8.3 ELIGIBLE EMPLOYEES

          Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

     8.4 TERM

          The term of an Incentive Stock Option shall not exceed 10 years.

     8.5 EXERCISABILITY

          An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death to qualify for Incentive Stock Option tax treatment, except that in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination.

                      SECTION 9. STOCK APPRECIATION RIGHTS

9.1 GRANT OF STOCK APPRECIATION RIGHTS

     The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2 TANDEM STOCK APPRECIATION RIGHTS

     A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator shall determine at any time) in an amount equal to the excess of the Fair Market Value on the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3 STAND-ALONE STOCK APPRECIATION RIGHTS

     A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 85% of the Fair Market Value on the date on which the Plan Administrator adopted the resolution granting the Stock Appreciation Right and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4 EXERCISE OF STOCK APPRECIATION RIGHTS

     Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 of the Plan relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

                            SECTION 10. STOCK AWARDS

10.1 GRANT OF STOCK AWARDS

     The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

10.2 ISSUANCE OF SHARES

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

10.3 WAIVER OF RESTRICTIONS

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                         SECTION 11. PERFORMANCE AWARDS

11.1 PLAN ADMINISTRATOR AUTHORITY

     Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on profits, profit growth, profit-related return ratios, cash flow or total return to shareholders, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator shall determine, in its sole discretion. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

     Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria. The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10 of the Plan), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. No Performance Awards having an aggregate maximum dollar value in excess of $300,000 shall be granted to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

     The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10 of the Plan), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

11.2 ADJUSTMENT OF AWARDS

     The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

11.3 PAYOUT UPON TERMINATION

     The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant's employment or services with the Company terminate by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period
(a) based, to the extent relevant under the terms of the Award, on the Participant's performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate.

     Except as otherwise provided in Section 15 of the Plan or in the instrument evidencing the Performance Award, if during a performance period a Participant's employment or services with the Company terminate other than by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 of the Plan regarding leaves of absence and termination for Cause shall apply to Performance Awards.

                      SECTION 12. OTHER STOCK-BASED AWARDS

     The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10 of the Plan) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

          SECTION 13. LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

     To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

                           SECTION 14. ASSIGNABILITY

     No Option, Stock Appreciation Right, Performance Award or Other Stock-Based Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution and, during the Holder's lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any such Award so assigned, pledged or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the award.

                            SECTION 15. ADJUSTMENTS

15.1 ADJUSTMENT OF SHARES

     In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number of and class of securities subject to the

Plan as set forth in Section 4.1 of the Plan, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2 of the Plan, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2 CORPORATE TRANSACTION

     Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option, Stock Appreciation Right or Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

     Such Award shall not so accelerate, however, if and to the extent: (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding.

     All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction pursuant to items (a) and (b) of the preceding paragraph and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 15.2 without the Holder's consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section 8.1 of the Plan or otherwise).

15.3 FURTHER ADJUSTMENT OF AWARDS

     Without limiting the preceding Section 15.2 of the Plan, and subject to the limitations set forth in Section 11 of the Plan, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

15.4 LIMITATIONS

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                        SECTION 16. WITHHOLDING OF TAXES

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award and may withhold and retain shares of Common Stock in such amounts as are equivalent in Fair Market Value to the withholding obligation. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold and retain shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

                 SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1 AMENDMENT OF PLAN

     The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or which may be used in payment of Stock Appreciation Rights, Performance Awards or Other Stock-Based Awards under the Plan or that may be issued as Restricted Stock, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

17.2 TERMINATION OF PLAN

     The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the Plan's effective date.

17.3 CONSENT OF HOLDER

     The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

                              SECTION 18. GENERAL

18.1 NOTIFICATION

     The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

18.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

     Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

18.3 REGISTRATION; CERTIFICATES FOR SHARES

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

18.4 NO RIGHTS AS A SHAREHOLDER

     No Option, Stock Appreciation Right, Performance Award or Other Stock-Based Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards, free of all applicable restrictions.

18.5 COMPLIANCE WITH LAWS AND REGULATIONS

     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

18.6 NO TRUST OR FUND

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7 SEVERABILITY

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                           SECTION 19. EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's shareholders after adoption of the Plan by the Board.

     Adopted by the Board on May 17, 1995 and approved by the Company's shareholders on June 20, 1995.

     Amended and Restated by the Board on October 22, 1996.

     Amended and Restated by the Board on January   , 1996 and approved by the
Company's shareholders on             , 1997.

PROXY

                                VISIO CORPORATION
             520 PIKE STREET, SUITE 1800, SEATTLE, WASHINGTON 98101

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Jeremy A. Jaech and Theodore C. Johnson as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Visio Corporation held of record by the undersigned at the close of business on December 27, 1996 at the Annual Meeting of Shareholders to be held on February 26, 1997, or any adjournment or postponement thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                               Please mark your votes     /X/
                                               as indicated in this
                                               example.

                                  FOR                      WITHHOLD             2.  PROPOSAL TO APPROVE       FOR  AGAINST  ABSTAIN
                                all nominees listed        AUTHORITY                THE 1995 LONG-TERM        / /   / /       / /
1. ELECTION OF DIRECTORS:       below (except as marked  to vote for all            INCENTIVE COMPENSATION
                                to the contrary below)   nominees listed below      PLAN, AS AMENDED AND
                                        / /                       / /               RESTATED:
   (INSTRUCTION: To withhold
   authority to vote for any                                                    3.  PROPOSAL TO RATIFY        FOR  AGAINST  ABSTAIN
   individual nominee, strike                                                       THE APPOINTMENT OF        / /   / /       / /
   a line through the nominee's                                                     ERNST & YOUNG LLP
   name in the list below)                                                          as the Company's
   J. Jaech       T. Johnson                                                        independent public
   T. Alberg      T. Byers                                                          auditors for fiscal
   J. Johnston    D. Mackenzie                                                      year 1997:
   S. Oki
                                                                                4.  In their discretion,
                                                                                    the Proxies are
                                                                                    authorized to vote upon
                                                                                    such other business as
                                                                                    may properly come before
                                                                                    the meeting.


                               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

                                         PLEASE MARK, SIGN, DATE AND RETURN
                                         THE PROXY CARD PROMPTLY USING THE
                                         ENCLOSED ENVELOPE.


Signature____________________Signature if held jointly ______________________
Date: _____________, 1997 Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE